UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):December 3, 2021 (December 2, 2021)

CFN ENTERPRISES INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-52635	20-3858769
(Commission File Number)	(IRS Employer Identification No.)

600 E. 8th Street Whitefish, Montana	59937
(Address of Principal Executive Offices)	(Zip Code)

833-420-2636

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 17, 2021, CFN Enterprises Inc. (the “Company”) commenced a written consent solicitation from its stockholders to approve an amendment to the Company’s Certificate of Incorporation, as amended, to effect a reverse split of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in the range from 1-for-2 to 1-for-50, with the exact ratio to be determined in the sole discretion of the Company’s Board of Directors (the “Board”) no later than one year after approval (the “Amendment”). As of July 15, 2021, the Company’s stockholders had approved the Amendment and the Company ended the written consent solicitation.

On December 2, 2021, following the decision of the Company’s Board of Directors to effect a reverse split in the ratio of 1-for-15, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware pursuant to which Article Fourth of the Company’s Certificate of Incorporation was amended to effect a reverse split such that every issued and outstanding share of Common Stock (the “Old Common Stock”) immediately prior to the effective time of 5:00 p.m. Eastern time on December 6, 2021 (the “Reverse Stock Effective Time”) will be automatically reclassified and converted into one-fifteenth of a share of Common Stock (the “New Common Stock”) (the “Reverse Stock Split”).

No cash will be paid or distributed as a result of the Reverse Stock Split, and no fractional shares will be issued. All fractional shares which would otherwise be required to be issued as a result of the Reverse Stock Split will be rounded up to a whole share. Any stock certificate that, immediately prior to the Reverse Stock Split Effective Time, represented shares of the Old Common Stock, shall from and after the Reverse Stock Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which such shares of Old Common Stock shall have been reclassified pursuant to the Reverse Stock Split. Outstanding convertible securities of the Company will be adjusted in accordance with their terms to reflect the Reverse Stock Split.

The New Common Stock will be quoted on the OTCQB commencing on December 7, 2021 and will continue to be quoted under the symbol CNFN. A new CUSIP number (12529C 209) has been issued for the New Common Stock.  No change in the Company’s 500,000,000 authorized shares of Common Stock or the $0.001 per share par value of the Common Stock has occurred as a result of the Reverse Stock Split.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 9.01. Financial statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to Certificate of Incorporation, dated December 2, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CFN ENTERPRISES INC.

By:	/s/ Brian Ross
Name:	Brian Ross
Title:	President and Chief Executive Officer

Date: December 3, 2021